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EXHIBIT 22.1               Subsidiaries of the Company


The Company has the following subsidiaries:

          3D Canada Company, a Nova Scotia unlimited liability company ("3D Canada"), a wholly-owned subsidiary of the Company;

                               and

          3D Holdings, LLC, a Delaware limited liability company, owned by the Company and 3D Canada Company;

                               and

          3D Systems, Inc., a California corporation ("3D California"), a wholly-owned subsidiary of 3D Canada;

                               and

          3D Systems Europe, a U.K. corporation, a wholly-owned subsidiary of 3D California;

                               and

          3D Systems GmbH, a German corporation, a wholly-owned subsidiary of 3D California;

                               and

          3D Systems France SARL, a French corporation, a wholly-owned subsidiary of 3D California;

                               and

          3D Systems Italia S.r.l., an Italian corporation, a wholly-owned subsidiary of 3D California and the Company;

                               and

          3D Capital Corporation, a wholly-owned subsidiary of 3D
          California;

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                               and

          3D Systems International, Inc., a Barbados corporation, a wholly-owned subsidiary of 3D California.